Exhibit 99

FORM 3 JOINT FILER INFORMATION

Name of “Reporting Persons”:

Trinity Ventures VI, L.P.
Trinity VI Side-By-Side Fund, L.P.
Trinity TVL VI, LLC
Noel J. Fenton
Lawrence K. Orr
James G. Shennan, Jr.
Tod H. Francis
Augustus O. Tai
Fred Wang
TVL Management Corporation

Address:	c/o Trinity Ventures
3000 Sand Hill Road, Building 4, Suite 160
Menlo Park, CA 94025

Designated Filer:	Trinity Ventures VI, L.P.

Issuer and Ticker Symbol:	Blue Nile, Inc. (NILE)

Date of Event:	May 19, 2004

Each of the following is a Joint Filer with Trinity Ventures VI, L.P. (“Trinity Ventures VI”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

Trinity TVL VI, LLC is the general partner and manager of Trinity Ventures VI and Trinity VI Side-By-Side Fund, L.P. (“Trinity VI Side-By-Side Fund”) and has sole voting and investment control over the shares owned by Trinity Ventures VI and Trinity VI Side-By Side Fund. Each of Noel J. Fenton, Lawrence K. Orr, James G. Shennan, Jr., Tod H. Francis, Augustus O. Tai, Fred Wang and TVL Management Corporation are managing members of Trinity TVL VI, LLC. All Reporting Persons disclaim beneficial ownership of shares of Blue Nile, Inc. stock held by Trinity VI Ventures and Trinity VI Side-By-Side Fund, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Trinity Ventures VI as its designated filer of Forms 3,4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person hereby appoints Mark Vadon, Diane Irvine and John Geschke as its attorney in fact for the purpose of making reports relating to transaction in Blue Nile, Inc. Common Stock.

TRINITY VENTURES VI, L.P.
By: Trinity TVL VI, LLC

By:	/s/ John Geschke

John Geschke, Attorney-in-fact

TRINITY SIDE-BY-SIDE FUND, L.P.
By: Trinity TVL VI, LLC

By:	/s/ John Geschke

John Geschke, Attorney-in-fact

TRINITY TVL VI, LLC

By:	/s/ John Geschke

John Geschke, Attorney-in-fact

NOEL J. FENTON, AN INDIVIDUAL

/s/ John Geschke

John Geschke, Attorney-in-fact

LAWRENCE K. ORR, AN INDIVIDUAL

/s/ John Geschke

John Geschke, Attorney-in-fact

JAMES G. SHENNAN, JR., AN INDIVIDUAL

/s/ John Geschke

John Geschke, Attorney-in-fact

TOD H. FRANCIS, AN INDIVIDUAL

/s/ John Geschke

John Geschke, Attorney-in-fact

AUGUSTUS O. TAI, AN INDIVIDUAL

/s/ John Geschke

John Geschke, Attorney-in-fact

FRED WANG, AN INDIVIDUAL

/s/ John Geschke

John Geschke, Attorney-in-fact

TVL MANAGEMENT CORPORATION

By:	/s/ John Geschke

John Geschke, Attorney-in-fact